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                                                                       Exhibit I


                                    AGREEMENT

     Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of Peritus Software Services, Inc.

     EXECUTED as a sealed instrument this 17 day of April, 2000.



                                  GREYLOCK EQUITY LIMITED PARTNERSHIP

                                  By:  Greylock Equity GP Limited Partnership
                                       General Partner



                                       By: /s/ Henry F. McCance
                                          --------------------------------------
                                          Henry F. McCance
                                          Managing General Partner


                                  GREYLOCK EQUITY GP LIMITED PARTNERSHIP


                                  By:      /s/ Henry F. McCance
                                     -------------------------------------------
                                     Henry F. McCance
                                     Managing General Partner


                                           /s/ Henry F. McCance
                                   ---------------------------------------------
                                  Henry F. McCance



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